T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

POWER OF ATTORNEY

 RESOLVED, that the Corporation does hereby constitute and authorize Darrell N. Braman, Catherine D. Mathews, Margery K. Neale, and David Oestreicher, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his or her behalf as such director or officer to any (i) Registration Statement on Form N-1A or N-14 of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; (ii) Registration Statement on Form N-1A or N-14 of the Corporation under the Investment Company Act of 1940, as amended; (iii) amendment or supplement (including, but not limited to, Post-Effective Amendments adding additional series or classes of the Corporation) to said Registration Statement; and (iv) instruments or documents filed or to be filed as a part of or in connection with such Registration Statement, including Articles Supplementary, Articles of Amendment, and other instruments with respect to the Articles of Incorporation of the Corporation.

 IN WITNESS WHEREOF, the above named Corporation has caused these presents to be signed and the same attested by its Assistant Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his or her hand and seal as of the day set opposite his or her name.

/s/David Oestreicher
David Oestreicher /s/Catherine D. Mathews	Executive Vice President (Principal Executive Officer) Director	July 31, 2019
Catherine D. Mathews /s/Teresa Bryce Bazemore	Treasurer (Principal Financial Officer) Vice President	July 31, 2019
Teresa Bryce Bazemore /s/Ronald J. Daniels	Director	July 31, 2019
Ronald J. Daniels /s/Bruce W. Duncan	Director	July 31, 2019
Bruce W. Duncan /s/Robert J. Gerrard, Jr.	Director	July 31, 2019
Robert J. Gerrard, Jr. /s/Paul F. McBride	Director	July 31, 2019
Paul F. McBride /s/Cecilia E. Rouse	Director	July 31, 2019
Cecilia E. Rouse /s/John G. Schreiber	Director	July 31, 2019
John G. Schreiber /s/Robert W. Sharps	Director	July 31, 2019
Robert W. Sharps	Director	July 31, 2019

(Signatures Continued)

ATTEST:

/s/Shannon Hofher Rauser

Shannon Hofher Rauser, Assistant Secretary